                                                                    EXHIBIT (AD)

                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                         Discover Card Master Trust I
                       Series 2000-6 Monthly Statement
                     Class A Certificate CUSIP #25466KDA4
                     Class B Certificate CUSIP #25466KDB2

Distribution Date: December 15, 2000           Month Ending:  November 30, 2000

Pursuant to the Series Supplement dated as of June 19, 2000 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in Series 2000-6 on this Distribution Date (per $1000 of Class Initial Investor Interest)
     -------------------------------------------------------------------------------------------------------------------------------

     Series  2000-6                                      Total           Interest           Principal
         Class A      30 days at 6.928130000%        $5.773441667      $5.773441667        $0.000000000

         Class B      30 days at 7.158130000%        $5.965108333      $5.965108333        $0.000000000

2.   Principal Receivables at the end of November, 2000
     --------------------------------------------------

 (a) Aggregate Investor Interest                        $25,256,090,125.03

     Seller Interest                                     $8,057,457,021.27

     Total Master Trust                                 $33,313,547,146.30

 (b) Group One Investor Interest                        $25,256,090,125.03

 (c) Series 2000-6 Investor Interest                       $736,843,000.00

 (d) Class A Investor Interest                             $700,000,000.00

     Class B Investor Interest                              $36,843,000.00

3.   Allocation of Receivables Collected During November, 2000
     ---------------------------------------------------------

                                                      Finance Charge        Principal          Yield Collections /
                                                       Collections         Collections          Additional Funds


 (a) Allocation of Collections between Investors and Seller

     Aggregate Investor Allocation.                   $393,321,046.26      $3,787,246,876.88            $0.00

     Seller Allocation:                               $122,063,730.36      $1,175,338,789.25            $0.00

 (b) Group One Allocation                             $393,321,046.26      $3,787,246,876.88            $0.00

 (c) Series 2000-6 Allocations                         $11,470,403.59        $110,447,306.59            $0.00

 (d) Class A Allocations                               $10,896,780.33        $104,923,948.74            $0.00

     Class B Allocations                                  $573,623.26          $5,523,357.85            $0.00

 (e) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of November, 2000                                                                 14.77%

 (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of November, 2000                                                                  1.53%

 (g) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of November, 2000                                                                 16.30%

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                               Deposits into the          Deficit Amount
                                 SPFAs on this                on this              SPFA          Investment
                               Distribution Date          Distribution Date       Balance          Income
     Series 2000-6                    $0.00                     0.00               $0.00            $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                                              Total Payments
                                   Amount Paid on this          Deficit Amount                  through this
                                     Distribution Date       on this Distribution Date        Distribution Date
     Series 2000-6                               $0.00                         $0.00                $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                                      Deposits into the SIFA
                                                     on this Distribution Date      SIFA Balance
     Series 2000-6                                       $4,261,181.66               $8,522,363.32

7.   Pool Factors for November, 2000
     -------------------------------

     Class A                                                                         1.00000000

     Class B                                                                         1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                                                   Cumulative Investor
                                                            November, 2000          Charged-Off Amount

 (a) Group One                                                   $123,111,982.37                 $0.00

 (b) Series 2000-6                                                 $3,590,309.09                 $0.00

 (c) Class A                                                       $3,410,761.37                 $0.00

     Class B                                                         $179,547.72                 $0.00

 (d) As an annualized percentage of
     Principal Receivables at the
     beginning of November, 2000                                           5.85%                   N/A

9.   Investor Losses for November, 2000
     ----------------------------------
                                                                                    Per $1,000 of Initial
                                                                         Total     Series Investor Interest

 (a) Group One                                                               $0.00          $0.00

 (b) Series 2000-6                                                           $0.00          $0.00

 (c) Class A                                                                 $0.00          $0.00

     Class B                                                                 $0.00          $0.00

10.  Reimbursement of Investor Losses for November, 2000
     ---------------------------------------------------
                                                                                     Per $1,000 of Initial
                                                                         Total     Series Investor Interest

 (a) Group One                                                               $0.00          $0.00

 (b) Series 2000-6                                                           $0.00          $0.00

 (c) Class A                                                                 $0.00          $0.00

     Class B                                                                 $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses for November, 2000
     -------------------------------------------------------------------
                                                                                     Per $1,000 of Initial
                                                                         Total     Series Investor Interest

 (a) Group One                                                               $0.00          $0.00

 (b) Series 2000-6                                                           $0.00          $0.00

 (c) Class A                                                                 $0.00          $0.00

     Class B                                                                 $0.00          $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------

 (a) Group One                                            $42,111,441.09

 (b) Series 2000-6                                         $1,228,071.67

 (c) Class A                                               $1,166,666.67

     Class B                                                  $61,405.00

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------

                                                           As a percentage of
                                              Total      Class A Invested Amount

     Series 2000-6 Class B                $92,105,375.00      13.1579%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                                 Shared Amount  Class B Amount

 (a) Maximum Amount on this Distribution Date      $0.00         $55,263,225.00

 (b) Available Amount on this Distribution Date    $0.00         $55,263,225.00

 (c) Amount of Drawings on Credit Enhancement
       on this Distribution Date                   $0.00                  $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                             $37,922.05

15.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of November, 2000      $33,817,556,119.54


                         Delinquent Amount      Percentage of Ending
     Payment Status      Ending Balance         Receivables Outstanding

     30-59 days          $  784,060,155.63              2.32%

     60-179 days         $1,472,473,844.71              4.35%

16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------

 (a) Group One (2)                               4.22%

 (b) Series 2000-6 (3)                           3.83%

17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------
     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of November, 2000       5.14%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------
                                        Vice President


-------------------------------------------------

(1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of
      (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)),
      (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 2000-6 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

       The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of June 19, 2000 (the "Series Supplement") by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Seies Supplement for the Discover Card Master Trust I, Series 2000-6Master Trust Certificates for the Distribution Date occurring on December 15, 2000:

      1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

      2.  The undersigned is a Servicing Officer of Discover Bank as Master
          Servicer.

      3.  The aggregate amount of Collections processed during November, 2000
          is equal to                                                                    $5,477,970,442.75

      4.  The aggregate amount of Class A Principal Collections processed
          during November, 2000 is equal to                                                $104,923,948.74

      5.  The aggregate amount of Class A Finance Charge Collections processed
          during November, 2000 is equal to                                                 $10,896,780.33

      6a. The aggregate amount of Class A Principal Collections recharacterized as
          Series Yield Collections during November, 2000 is equal to                                 $0.00

      6b. The aggregate amount of Class A Additional Funds for this Distribution
          date is equal to                                                                           $0.00

      7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

        (a) with respect to the Class A Required Amount Shortfall                                    $0.00
            is equal to

        (b) with respect to the Class A Cumulative Investor Charged-Off                              $0.00
            Amount is equal to

        (c) with respect to the Class A Investor Interest is equal to                                $0.00

      8.  The sum of all amounts payable to the Class A Certificateholders
          on the current Distribution Date is equal to                                               $0.00

      9.  The aggregate amount of Class B Principal Collections processed
          during November, 2000 is equal to                                                  $5,523,357.85

      10. The aggregate amount of Class B Finance Charge Collections processed
          during November, 2000 is equal to                                                    $573,623.26

      11a.The aggregate amount of Class B Principal Collections recharacterized as
          Series Yield Collections during November, 2000 is equal to                                 $0.00

      11b.The aggregate amount of Class B Additional Funds for this Distribution
          date is equal to                                                                           $0.00

      12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

          (a)  with respect to the Class B Required Amount Shortfall                                 $0.00
               is equal to

          (b)  with respect to the Class B Cumulative Investor Charged-Off                           $0.00
               Amount is equal to

          (c)  with respect to the Class B Investor Interest is equal to                             $0.00

      13. The sum of all amounts payable to the Class B Certificateholders
          on the current Distribution Date is equal to                                               $0.00

      14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
          Section 16 of the Series Supplement.

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of December, 2000.

Series 2000-6

                                DISCOVER BANK
                                as Master Servicer

                                By:
                                   -----------------------------------
                                Vice President, Chief Accounting Officer,
                                and Treasurer